SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 11, 2008

BUFFETS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-116897	22-3754018
(Commission File Number)	(IRS Employer Identification No.)

1460 BUFFET WAY EAGAN, MINNESOTA	55121
(Address of Principal Executive Offices)	(Zip Code)

(651) 994-8608
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information provided pursuant to Item 5.02 of this Current Report on Form 8-K regarding the amendment to the Advisory Agreement between Buffets Holdings, Inc. (the “Company”) and Roe H. Hatlen is incorporated into this Item 1.01 by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)               On January 11, 2008, Roe H. Hatlen, Vice-Chairman of the Board of Directors of Buffets Holdings, Inc. (the “Company”), notified the Company of his decision to resign from the Company’s Board of Directors and the Board of Directors of Buffets, Inc., effective immediately. Mr. Hatlen was a member of the Company’s Audit Committee. Mr. Hatlen will continue to serve as an advisor to the Company under the terms of the Advisory Agreement he had previously enter into with the Company, which agreement was amended in connection with his resignation to (i) acknowledge that the agreement may be terminated by either party upon 30 days prior written notice and (ii) limit the scope of services to be provided by Mr. Hatlen under the agreement to those that he is requested to perform by the Company’s Chief Executive Officer or such other officer designated by the Chairman of the Company’s Board of Directors.

On January 11, 2008, Robert M. Rosenberg, a member of the Board of Directors of the Company, notified the Company of his decision to resign from the Company’s Board of Directors and the Board of Directors of Buffets, Inc., effective immediately. Mr. Rosenberg was a member of the Company’s Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 17, 2008

BUFFETS HOLDINGS, INC.
By:	/s/ R. Michael Andrews, Jr.
Name: R. Michael Andrews, Jr. Title: Chief Executive Officer